UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 19, 2020, Charah Solutions, Inc. (the “Company”) entered into a definitive agreement (the “Purchase Agreement”) to sell its subsidiary engaged in maintenance, modification and repair services to the nuclear and fossil power generation industry, Allied Power Holdings, LLC (“Allied”), to Allied Group Intermediate Holdings, LLC, (the “Purchaser”), an affiliate of Bernhard Capital Management LP, the Company’s majority shareholder, in an all-cash deal for $40 million (the “Transaction”). The Transaction is effective immediately. The Transaction has been approved by a special committee of the Company’s board of directors consisting solely of independent directors, which obtained a fairness opinion in connection with the Transaction. The final consideration for the Transaction is subject to adjustments for working capital and certain other adjustments as set forth in the Purchase Agreement.

The parties have made customary representations and warranties and have agreed to customary covenants in the Purchase Agreement. In addition, the Company has agreed to enter into a non-competition and non-solicitation arrangement under the Purchase Agreement with the Purchaser, subject to customary exceptions.

The parties have also entered into a Transition Services Agreement pursuant to which the Company will provide Allied and the Purchaser with certain transition assistance services from the date of the Transaction until April 30, 2021 in exchange for payment.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Allied or the Purchaser or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to important qualifications and limitations agreed upon by the contracting parties, including being qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Credit Agreement Amendment

On November 19, 2020, the Company entered into Amendment No. 4 to Credit Agreement (the “Credit Agreement Amendment”) with Bank of America, N.A., as administrative agent, the lenders party thereto and certain subsidiary guarantors named therein. The Credit Agreement Amendment will, among other things, permit the Company to consummate the Transaction and enter into a sale and leaseback transaction in respect of certain equipment.

In addition, the Credit Agreement Amendment amends the required financial covenant ratios with which the Company must comply. After giving effect to the Credit Agreement Amendment, for the fiscal period ending December 31, 2020, the Company will be required to comply with a maximum consolidated net leverage ratio of 5.50 to 1.00, decreasing to 4.80 to 1.00 for the fiscal periods ending March 31, 2021 through September 29, 2021, to 4.50 to 1.00 for the fiscal period ending September 30, 2021, and to 3.50 to 1.00 as of December 31, 2021 and thereafter. In addition, after giving effect to the Credit Agreement Amendment, the Company will also be required to comply with a minimum fixed charge coverage ratio of 1.00 to 1.00 as of March 31, 2021, increasing to 1.20 to 1.00 as of June 30, 2021 and thereafter.

The Company will use the net proceeds from the Transaction to pay outstanding term loans to be applied first to the prepayment of the delayed draw term loans in full and then to the prepayment of the closing date term loans in inverse order of maturity. The remainder of the net proceeds will be used to make a prepayment on the revolving loans not later than November 30, 2020.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Transaction, on November 19, 2020, Mr. Dorsey “Ron” McCall resigned from the Board of Directors (the “Board”) of the Company, as well as his position as Senior Vice President of the Company.

The resignation of Mr. McCall was not the result of any disagreement with the Company, its management, the Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies or practices.

In connection with the Transaction, the vesting of Mr. McCall’s 20,131 shares of restricted stock scheduled to vest on December 31, 2020 pursuant to the Restricted Stock Award Agreement dated June 18, 2018 will accelerate.

Item 7.01.	Regulation FD Disclosure.

Announcement of the Transaction

On November 19, 2020, the Company issued a press release announcing the Purchase Agreement and the consummation of the Transaction. A copy of this press release is attached hereto as Exhibit 99.1.

Supplemental Pro Forma Financial Information

The Company is providing supplemental pro forma condensed consolidated information, attached hereto as Exhibit 99.3, reflecting the Company’s non-GAAP reconciliation of net loss attributable to Charah Solutions, Inc. to Adjusted EBITDA and Adjusted EBITDA margin on a pro forma basis as adjusted for the Transaction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other periodic reports as filed with the Securities and Exchange Commission for further information regarding risk factors.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statement and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of the Company are attached hereto as Exhibit 99.2:

(i)	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2020;

(ii)

Unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020, the years ended December 31, 2019 and 2018, and the period from January 13, 2017 through December 31, 2017; and

(iii)	Notes to the unaudited pro forma condensed consolidated financial information.

(d) Exhibits

Exhibit Number	Description

2.1	Unit Purchase Agreement by and among Charah Solutions, Inc. and Allied Power Holdings, LLC, dated November 19, 2020.

10.1	Amendment No. 4 to Credit Agreement dated November 19, 2020.

99.1	Press release dated November 19, 2020.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

99.3	Other financial information.

The information furnished in this Current Report at Item 7.01, Exhibit 99.1 and Exhibit 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	November 19, 2020	By:	/s/ Scott A. Sewell
		Name:	Scott A. Sewell
		Title:	President and Chief Executive Officer